Contact:
Terry Badger
Director of Communications
210.308.1221
tbadger@usfunds.com
                                                                (USGI LOGO)

                                                      For Immediate Release


            U.S. Global Investors attains record earnings in FY 2006
     Revenue rises 164%, net income up more than sevenfold compared to 2005
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SAN  ANTONIO--Sept.  8, 2006--U.S.  Global  Investors,  Inc.  (NASDAQ:  GROW), a
boutique registered investment advisory firm, today reported that its fiscal year 2006 revenue rose 164 percent and its earnings grew more than sevenfold compared to the previous fiscal year.

The company recorded net income of $10.44 million, or $1.38 cents per diluted share, on revenue of $44.85 million for the 12 months ended June 30, 2006. That compares to earnings of $1.45 million, or 19 cents per diluted share, on revenue of $16.98 million during the fiscal year ended June 30, 2005.

For the fourth fiscal quarter, U.S. Global posted net income of $5.62 million, or 74 cents per diluted share, on revenue of $18.96 million. The company earned $350,000, or 5 cents per diluted share, on revenue of $5.03 million during the final three months of fiscal year 2005.

The growth in revenue and earnings is mostly due to fee increases associated with the substantial rise of assets under management. U.S. Global's average mutual fund assets grew 94.1 percent during the year, most of that coming in the natural resources and emerging market sectors. In addition, the company expanded its outside advisory services.

The company has scheduled a conference call for 10 a.m. Central time today to discuss the financial results. Frank Holmes, chief executive officer and chief investment officer, will be accompanied on the call by Susan B. McGee, president and general counsel, and Catherine A. Rademacher, chief financial officer.

U.S. Global's mutual fund assets under management stood at $4.44 billion as of June 30, 2006, more than double the $2.13 billion under management on June 30,

2005. The company also had $201.2 million under management for other advisory clients. During the fourth quarter, the company averaged $5 billion in total assets under management.

During the 2006 fiscal year, U.S. Global earned $7.06 million in fees for its role in providing advisory services to Endeavour Mining Capital Corp., a merchant banking company that invests in the natural resources sector. The amount earned by U.S. Global included a $6.61 million annual performance fee. For the year ended June 30, 2006, the company also earned $1.57 million in fees for providing advisory services to other offshore funds.


Selected financial data (unaudited) for the year ended June 30

                                               2006                      2005
Revenue                                    $44.85 million       $16.98 million
Expenses                                   $28.99 million       $14.74 million
Tax expense                                $5.43 million        $0.79 million
Net income                                 $10.44 million       $1.45 million
EPS (basic, in dollars)                    $1.39                $0.19
EPS (diluted, in dollars)                  $1.38                $0.19
Working capital                            $18.28 million       $7.08 million
Total assets                               $29.05 million       $12.10 million
Net cash from operations                   $5.46 million        $0.99 million
Net cash from investing                    $0.27 million        ($0.07 million)
Net cash from financing                    $0.52 million        $0.06 million
Basic weighted avg. shares outstanding     7.52 million         7.48 million
Diluted weighted avg. shares outstanding   7.57 million         7.56 million
Avg. mutual fund assets under mgmt         $3.44 billion        $1.77 billion


As of June 30, 2006, the U.S. Global Investors fund family had several funds among the leaders in their peer groups and the overall mutual-fund sector in measures going back as far as five years, according to the rating company Lipper Inc.

For the first six calendar months of 2006, U.S. Global's Gold Shares Fund (USERX) was the top-performing gold fund and the company's World Precious Minerals Fund (UNWPX) was #2. In the natural resources sector, the Global Resources Fund (PSPFX) is ranked #1 for the same period.

In the year ended June 30, 2006, the Gold Shares Fund was ranked #2 and World Precious Minerals Fund #3 in total return among all domestic funds, according to Lipper.

For the five years ended June 30, 2006, the World Precious Minerals Fund ranked #1 in total return among all domestic funds. The Gold Shares Fund was #3, U.S. Global's Eastern European Fund (EUROX) was #4, and the Global Resources Fund (PSPFX) was #5. No other fund family had more than one fund in Lipper's top 25 for the five-year period.

As of June 30, 2006, according to Lipper, the World Precious Minerals Fund ranked #3 of 54, #1 of 48, #1 of 39, and #14 of 24 among gold-oriented funds for total return for the 1-, 3-, 5-, and 10-year periods. The Gold Shares Fund ranked #1 of 54, #2 of 48, #2 of 39 and #23 of 24 among gold-oriented funds for the 1-, 3-, 5- and 10-year periods. The Eastern European Fund ranked #26 of 200, #1 of 177 and #2 of 140 among emerging-market funds for the 1-, 3- and 5-year periods. The Global Resources Fund ranked #16 of 101, #1 of 74, #1 of 69 and #12 of 29 among natural resources funds for the 1-, 3-, 5- and 10-year periods.


ABOUT U.S. GLOBAL INVESTORS, INC.
U.S. Global Investors, Inc. (www.us-global.com) is a registered investment adviser that focuses on profitable niche markets around the world. Headquartered in San Antonio, Texas, the company offers financial solutions and provides transfer agency and other services to U.S. Global Investors Funds and U.S. Global Accolade Funds.


With an average of $5 billion in assets under management in the quarter ended June 30, 2006, U.S. Global Investors includes 13 no-load mutual funds that offer a variety of investment options, from emerging markets to money markets. In general, trends in assets are the critical drivers of revenue and earnings trends.


Please consider carefully the fund's investment objectives, risks, charges and expenses. For this and other important information, obtain a fund prospectus by visiting www.usfunds.com or by calling 1-800-US-FUNDS (1-800-873-8637). Read it carefully before investing. Distributed by U.S. Global Brokerage Inc.


Performance data quoted above is historical. Past performance is no guarantee of future results. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Performance does not include the effect of any fees described in the fund's prospectus (e.g. short-term trading fees) which, if applicable, would lower your total returns. Obtain performance data current to the most recent month-end at www.usfunds.com or 1-800-US-FUNDS, option 5.


Foreign and emerging-market investing involves special risks, such as currency fluctuation and less public disclosure, as well as economic and political risk. Gold funds may be susceptible to adverse economic, political or regulatory developments due to concentrating in a single theme. The price of gold is subject to substantial price fluctuations over short periods of time and may be affected by unpredicted international monetary and political policies. We suggest investing no more than 3% to 5% of your portfolio in gold or gold stocks.

Lipper Disclaimer: Lipper ratings for Total Return reflect funds' historical total return performance relative to peers as of June 30, 2006. Although Lipper makes reasonable efforts to ensure the accuracy and reliability of the data contained herein, the accuracy is not guaranteed by Lipper. Users acknowledge that they have not relied upon any warranty, condition, guarantee, or representation made by Lipper. Any use of the data for analyzing, managing, or trading financial instruments is at the user's own risk. This is not an offer to buy or sell securities.

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